FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

Free Writing Prospectus Filed Pursuant to Rule 433 (To Prospectus dated August 31, 2010 and Registration No. 333-169119 the Prospectus Supplement dated August 31, 2010 September 2, 2010

The highly dynamic environment of today’s financial markets creates new opportunities and challenges for investors. As a result, investors are looking for innovative ideas and creative solutions to mitigate risk and maximize return on their portfolios. A growing number of investors are seeking different, sophisticated strategies that could help them meet their financial goals. There is an increasing need for efficient financial products that may allow investors to realize higher yields, reduce their risk exposure and gain access to a wider range of asset classes, such as international equities, commodities, foreign currencies and various market indices. Due to this growing need, structured investments (“Structured Investments”) have become a key driver in today’s global markets. Any investment in Structured Investments may involve risks all investors should be aware of when making an investment decision. Please see “Certain Risk Considerations” in this presentation.

Structured Investments can help investors meet their specific financial goals and provide greater diversification* to their investment portfolios. Structured Investments encompass a variety of structures and terms. The most typical are structured notes and structured certificates of deposit, which consist of a debt security and a bank deposit, respectively, linked to the performance of a reference asset (equity, equity index, commodity, commodity index, foreign currency or foreign currency index). Among the variety of structures available, Structured Investments linked to the performance of foreign currencies aim to help investors achieve the following primary objectives: minimize the loss of principal (e.g. principal protected notes and certificates of deposit, in each case, subject to issuer credit risk), provide exposure to various foreign currencies (e.g. foreign exchange Basket Structured Investments) or participate in potential for enhanced returns (e.g. enhanced participation Structured Investments).

* Diversification does not protect against loss.

FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

What is a foreign exchange linked Structured Investment or a Barclays Capital foreign exchange index linked Structured Investment and how do they work?

A Foreign Exchange (“FX”) Linked Structured Investment provides exposure to a specific underlying currency or basket of currencies. In its typical form, a FX Linked Structured Investment could provide for full or partial (in the case of notes only) protection of invested principal if held to maturity, regardless of performance of the underlying currency. Subject to the availability FDIC insurance for FX Linked certificates of deposit, FX Linked Structured Investments are not, either directly or indirectly, an obligation of any third party, and any payment to be made on FX Linked Structured Investments, including any principal protection provided at maturity, depends on the ability of the issuer to satisfy its obligations as they come due. The potential return may vary depending on the underlying currency’s performance. The investor might participate as little as partially or as much as a multiple of the performance of the underlying. Some or all of the potential return of the Structured Investment (including invested principal in the case of notes) could be at risk based on the performance of the underlying currency or basket of currencies. A notable feature of an FX or a Barclays Capital FX Index Linked Structured Investment is the potential for enhanced yield. Such Structured Investments may enable an investor to improve his/her portfolio diversification and therefore may enable participation in markets that are not otherwise easily available to access.

A Barclays Capital FX Index Linked Structured Investment provides exposure to one or more of Barclays Capital Foreign Exchange Indices. These indices have been designed to try to capture the potential benefits of various hedging and trading strategies in the foreign exchange markets. A typical Barclays Capital FX Index Linked Structured Investment would potentially provide for partial or full principal protection* of invested principal if held to maturity, regardless of the performance of the underlying index, but would have a variable return that would depend on the performance of the underlying index. As with a FX Linked Structured Investment, the rate of participation in a Barclays Capital FX Index Linked Structured Investment may be partial, 100% or enhanced. Some or all of the potential return of the Structured Investment (including invested principal in the case of notes) could be at risk based on the performance of the underlying index or indices. FX Linked Structured Investments and Barclays Capital FX Index Linked Structured Investments issued by Barclays Bank PLC or Barclays Bank Delaware, as the case may be, may be linked to individual currencies, baskets of currencies, a Barclays Capital Foreign Exchange Index or multiple Barclays Capital Foreign Exchange Indices.

* Any payment on such Structured Investments, including any principal protection feature, is subject to the creditworthiness of the issuer. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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What is an FX Basket?

An FX Basket measures the performance of two or more currencies based on their collective performance rather than their individual performance. Typically, an investor who is long a basket would participate in the upside and possibly some downside of the basket components. For the purpose of determining the performance of the basket, the currencies comprising the basket might be weighted equally or unequally. Usually, the basket is measured relative to a single currency (e.g. a basket of emerging market currencies’ performance versus the US dollar), but a long position in one basket could be measured against a short position in a different basket.

What is a Barclays Capital FX Index?

A Barclays Capital FX Index often measures the performance of a specific, rules-based FX trading strategy. A given index could measure the “total return” of a strategy or the “excess return” of a FX strategy. Total return indices try to capture the full return of a strategy, including income and trading gains and losses. An excess return index tries to measure the outperformance of a strategy over an appropriate “risk free rate” of return such as a US Treasury Rate. Because the “risk free rate” would be netted out to determine results for an excess return index, a total return index will usually outperform an excess return index of the same underlying trading strategy.

What is an example of a Barclays Capital FX Index?

Barclays Capital has developed a variety of FX indices, each of which is designed to try to capture the potential benefits of different foreign exchange trading strategies. One such index is the Barclays Capital Intelligent Carry IndexTM (the “Index”). The strategy underlying the Index is known as the “Intelligent Carry Strategy” which, through an objective and systematic methodology, seeks to capture the returns that are potentially available from a strategy of investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies (sometimes referred to as the “carry trade”). The Index exists in total return and excess return formats. Other Barclays Capital FX indices exist or are being developed that employ other foreign exchange trading strategies.

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FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

FX Index Linked Notes* Hypothetical Examples

Assuming the FX Index Linked Note is held to maturity**, depending on the performance of the underlying index, there are different scenarios that could occur at maturity. The following provides hypothetical examples of several scenarios for a hypothetical FX Index linked note.

Hypothetical Example

An investor buys a three-year Barclays Capital Intelligent Carry IndexTM Excess Return (“FX Index”) Linked Note. The return at maturity on the Note is dependent on the percentage change in the FX Index from the initial valuation date of the Note until the final valuation date of the Note (the “FX Index Performance”). If the percentage change of the FX Index is positive, the return at maturity on the Note is calculated as 150% times the percentage change of the FX Index. If the percentage change of the FX Index is less than 0.00% but greater than -10.00%, an investor will only receive the principal amount invested, with no additional return. If the percentage change of the FX Index is less than -10%, the return at maturity of the Note is the percentage change of the FX Index plus 10%. The initial FX Index value or “strike”, equals 100, and the principal amount invested equals $1,000.

SCENARIO 1**

The FX Index on the final valuation date closed above the initial FX Index level of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount, plus an additional amount based on the FX Index Performance. In this case, an additional amount of 30% would be paid at at maturity.

Step 1: Calculate the FX Index performance.

120 ICI

Value Index FX

100 Strike Time Source: Barclays Capital

Index Component Index Component FX Index Index Component Initial Level Final Level Performance

Barclays Capital Intelligent

TM 100 120 20.00% Carry Index Excess Return

Source: Barclays Capital

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* These hypothetical examples illustrate hypothetical pay-offs for notes linked to FX underlyings. These examples are applicable to structured CDs if such examples contemplate 100% principal protection, subject to issuer credit risk.

** The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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Step 2: Calculate the payment at maturity.

Because the FX Index Performance of 20.00% is greater than 0.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount multiplied by the product of (i) the participation rate and (ii) the FX Index Performance, calculated as follows:

$1,000 + [$1,000 x (participation rate x FX Index Performance)] =

$1,000 + [$1,000 x (150% x 20.00%)] = $1,300

Therefore, the payment at maturity would be $1,300 per $1,000 principal amount, representing a 30.00% return on the initial investment over the term of the Notes.

SCENARIO 2*

On the final valuation date, the final FX Index level was equal to the initial FX Index level of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount.

Step 1: Calculate the FX Index Performance.

Index Component Index Component FX Index Index Component Initial Level Final Level Performance

Barclays Capital Intelligent

TM 100 100 0.00% Carry Index Excess Return

Source: Barclays Capital

Because the FX Index Performance is equal to 0.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%.

ICI Value

Index 100 FX Strike Time Source: Barclays Capital

These examples are for illustrative purposes only and do not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

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Scenario 3*

On the final valuation date, the final FX Index

level was below the initial FX Index level of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full

principal amount.

Step 1: Calculate the FX Index Performance.

Index Component Index Component

Initial Level

Index Component

Final Level

FX Index

Performance

Barclays Capital Intelligent

Carry IndexTM Excess Return 100 95 -5.00%

Source: Barclays Capital

Because the FX Index Performance of -5.00% is less than 0.00% but greater than -10.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be

0.00%.

Scenario 4*

On the final valuation date, the final FX Index

level was below the initial FX Index level of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive an

amount less than the principal amount. In this

case, the amount paid at maturity would be 90%

of the principal amount.

sOURCE: bARCLAYS ¢APITAL

sTRIKE

95

Ffl iNDEX ffALUE

tIME

i¢i

100

sOURCE: bARCLAYS ¢APITAL

sTRIKE

80

Ffl iNDEX VALUE

tIME

100

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less,

than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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Step 1: Calculate the FX Index Performance.

Index Component Index Component

Initial Level

Index Component

Final Level

FX Index

Performance

Barclays Capital Intelligent

Carry IndexTM Excess Return 100 80 -20.00%

Source: Barclays Capital

Step 2: Calculate the payment at maturity.

Because the FX Index Performance of -20% is less than -10.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount of the Notes multiplied by the sum of (i) the FX Index Performance and (ii) 10.00%, calculated as follows:

$1,000 + [$1,000 x (FX Index Performance + 10.00%)] =

$1,000 + [$1,000 x (-20.00% + 10.00%)]

$1,000 + [$1,000 x (-10%)] = $900

Therefore, the payment at maturity would be $900 per $1,000 principal amount, representing a

-10.00% return on the initial investment over the term of the Notes.

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less,

than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

FX Basket Linked Notes* Hypothetical Examples

Assuming the FX Basket Linked Note is held to maturity**, depending on the performance of the underlying basket components, there are different scenarios that could occur at maturity. The following provides hypothetical examples of several scenarios for a hypothetical FX Basket Linked Note.

Hypothetical Example

An investor buys a three-year FX Basket Linked Note. The return at maturity on the Note is dependent on the percentage change in the FX Basket from the initial valuation date of the Note until the final valuation date of the Note. If the percentage change of the FX Basket is positive, the return at maturity on the Note is calculated as 150% times the percentage change of the FX Basket. If the percentage change of the FX Basket is less than 0.00% but greater than -10.00%, an investor will only receive the principal amount invested, with no additional return. If the percentage change of the FX Basket is less than -10%, the return at maturity of the Note is the percentage change of the FX Basket plus 10%. The initial FX Basket value or "strike", equals 100, and the principal amount invested equals $1,000.

SCENARIO 1**

On the final valuation date, the final basket value is greater than the initial basket value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount, plus an additional amount based on the Basket Performance. In this case, an additional amount of 30% would be paid at maturity.


FX Basket Value
Basket
120
100
Strike
Time

Source: Barclays Capital

Step 1: Calculate the FX Basket Performance.

Basket Component	Initial FX Rate	Final FX Rate	Performance of Basket Component	Weight	Basket Component Performance
USDGBP	0.6594	0.8242	25.0%	0.25	6.25%
USDCAD	1.0153	1.1676	15.0%	0.25	3.75%
USDJPY	90.49	107.68	19.0%	0.25	4.75%
USDEUR	0.7271	0.8798	21.0%	0.25	5.25%
Basket Performance					**20.00%**

Source: Barclays Capital

This example is for illustrative purposes only and does not constitute a guaranteed return or performance.

* These hypothetical examples illustrate hypothetical pay-offs for notes linkage to FX underlyings. These examples are applicable to structured CDs if such examples contemplate 100% principal protection, subject to issuer credit risk.

** The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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Step 2: Calculate the payment at maturity.

Because the Basket Performance of 20.00% is greater than 0.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount multiplied by the product of (i) the participation rate and (ii) the Basket Performance, calculated as follows:

$1,000 + [$1,000 x (participation rate x Basket Performance)] =
$1,000 + [$1,000 x (150% x 20.00%)] = $1,300

Therefore, the payment at maturity would be $1,300 per $1,000 principal amount, representing a 30.00% return on the initial investment over the term of the Notes.

SCENARIO 2*

On the final valuation date, the final basket value is **equal** to the initial basket value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full principal amount.



FX Basket Value
Basket
Strike
100
Time

Source: Barclays Capital

Step 1: Calculate the FX Basket Performance.

Basket Component	Initial FX Rate	Final FX Rate	Performance of Basket Component	Weight	Basket Component Performance
USDGBP	0.6594	0.7253	10.0%	0.25	2.50%
USDCAD	1.0153	0.8833	-13.0%	0.25	-3.25%
USDJPY	90.49	94.11	4.0%	0.25	1.00%
USDEUR	0.7271	0.7198	-1.0%	0.25	-0.25%
Basket Performance					**0.00%**

Source: Barclays Capital

Step 2: Calculate the payment at maturity.

Because the Basket Performance is equal to 0.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%.

These examples are for illustrative purposes only and do not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

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Scenario 3*

On the final valuation date, the final basket value

is less than the initial value of 100.

Hypothetical Payoff at Maturity

At maturity, the investor would receive the full

principal amount.

Step 1: Calculate the FX Basket Performance.

Basket Component Initial FX Rate Final FX Rate Performance of

Basket Component Weight Basket Component

Performance

USDGBP 0.6594 0.6198 -6.0% 0.25 -1.50%

USDCAD 1.0153 0.9848 -3.0% 0.25 -0.75%

USDJPY 90.49 82.35 -9.0% 0.25 -2.25%

USDEUR 0.7271 0.7126 -2.0% 0.25 -0.50%

Basket Performance -5.00%

Source: Barclays Capital

Step 2: Calculate the payment at maturity.

Because the Basket Performance of -5.00% is less than 0.00% but greater than -10.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be

0.00%.

sOURCE: bARCLAYS ¢ CAPITAL

tIME

sTRIKE

95

Ffl bASKET ff VALUE

bASKET

100

These examples are for illustrative purposes only and do not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less,

than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

SCENARIO 4*

On the final valuation date, the final FX Basket level was **below** the initial FX Basket level of 100.


Strike
100
80
FX Basket Value
Time
Source: Barclays Capital

Hypothetical Payoff at Maturity

At maturity, the investor would receive an amount less than the principal amount. In this case, the amount paid at maturity would be 90% of the principal amount.

Step 1: Calculate the FX Basket Performance.

Basket Component	Initial FX Rate	Final FX Rate	Performance of Basket Component	Weight	Basket Component Performance
USDGBP	0.6594	0.5011	-24.0%	0.25	-6.00%
USDCAD	1.0153	0.8935	-12.0%	0.25	-3.00%
USDJPY	90.49	57.91	-36.0%	0.25	-9.00%
USDEUR	0.7271	0.6689	-8.0%	0.25	-2.00%
Basket Performance					**-20.00%**

Source: Barclays Capital

Step 2: Calculate the payment at maturity.

Because the FX Basket Performance of -20% is less than -10.00% as of the final valuation date, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount of the Notes multiplied by the sum of (i) the Basket Performance and (ii) 10.00%, calculated as follows:

$1,000 + [$1,000 x (Basket Performance + 10.00%)] =
$1,000 + [$1,000 x (-20.00% + 10.00%)]
$1,000 + [$1,000 x (-10%)] = $900

Therefore, the payment at maturity would be $900 per $1,000 principal amount, representing a -10.00% return on the initial investment over the term of the Notes.

These examples are for illustrative purposes only and do not constitute a guaranteed return or performance.

* The Structured Investments are intended to be held to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Structured Investments prior to maturity. The investor should be willing to hold the Structured Investments until maturity. All Structured Investments are subject to the ability of the issuer to pay any amounts when they become due. Structured Investments are not, either directly or indirectly, an obligation of any third party.

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FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

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Certain Risk Considerations

You should carefully consider, among many things, the “Risk Factors” section in the applicable offering document.

Market Risk & Price Volatility:

The market value of a Structured Investment may be affected by the volatility of the reference asset,

the level, value or price of the reference asset at the time of the sale, changes in interest rates, the supply and demand of the Structured Investment and a number of other factors. Movements in the level, value or price of the reference assets or their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory,

geographic, judicial and other factors. As the Structured Investments are linked to reference assets that may be unpredictable and volatile, we cannot guarantee that these changes will be beneficial to you, and therefore you may receive less than the amount you initially invested in the Structured

Investments, may not receive any additional amount on the Structured Investments or may experience other losses in connection with your investment in the Structured Investments.

We expect that the market value of the Structured Investments will be affected by changes in interest rates. Interest rates also may affect the economy and, in turn, the value of the reference assets, which would affect the market value of the Structured Investments.

Investors should be willing to hold the Structured Investment until maturity. If the investor sells the

Structured Investment before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Structured Investment prior to maturity may be substantially less than the amount originally invested in the Structured Investment, depending upon, the level, value or price of the reference asset at the time of the sale.

Credit of the Issuer:

The Structured Investments are senior unsecured obligations of the issuer, Barclays Bank PLC or Barclays Bank Delaware, as the case may be, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Structured Investments depends on the ability of Barclays Bank PLC or Barclays Bank Delaware, as the case may be, to satisfy its obligations as they come due. As a result, the value of the Structured Investments may be affected by changes in the perceived or actual creditworthiness of Barclays Bank PLC or Barclays Bank

Delaware, as the case may be, and, in the event Barclays Bank PLC or Barclays Bank Delaware, as the case may be, were to default on its obligations, you may not receive the amounts owed to you under the terms of the Structured Investments.

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Liquidity:

There may be little or no secondary market for the Structured Investments. Barclays Capital Inc. and

other affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions.

If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in this product. If the investor sells the Structured Investments prior to maturity,

the investor may have to sell them at a substantial loss. The investor should be willing to hold the

Structured Investments to maturity.

Potential Conflicts of Interests:

In the case of the Barclays Capital FX Linked Index Structured Investments, Barclays Capital,

a division of Barclays Bank PLC , is the index sponsor. The index sponsor is responsible for the composition, calculation and maintenance of the Index and has the discretion in a number of circumstances to make judgments in connection with the composition, calculation and maintenance of the Index. The exercise of this discretion may present the index sponsor with significant conflicts of interest in light of the fact that Barclays Bank PLC or Barclays Bank

Delaware, as the case may be, is the issuer of the Structured Investments. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the Structured Investments into consideration at any time.

In addition, Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of the Structured Investments, including hedging its obligations under the Structured

Investments. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Structured Investments.

Sales Through Barclays Wealth:

Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Structured Investments to certain clients. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC or Barclays Bank Delaware,

as the case may be, in connection with the distribution of the Structured Investments to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is acting solely as agent for Barclays Bank PLC or Barclays Bank Delaware, as the case may be. If you are considering whether to invest in the Structured Investments through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

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Certain Built-In Costs Are Likely to Adversely Affect the Value of the Structured Investments

Prior to Maturity:

The original issue price of the Structured Investments includes the agent’s commission and the cost of hedging our obligations under the Structured Investments through one or more of our affiliates. As a result, assuming no change in market conditions or any other relevant factor, the price, if any, at which Barclays Capital Inc. will be willing to purchase Structured Investments from you in secondary market transactions may be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you.

Historical Results:

The historical or hypothetical performance of the reference asset should not be taken as an indication of the future performance of the reference asset. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future.

Consider the Merits of an Investment:

In connection with any purchase of a Structured Investment, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the securities and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in a Structured Investment.

Additional Risks Relating to Structured Investments with Reference Assets that are Currencies,

an Index Containing Currencies, or Other Interests Based in Part on Currencies:

The price relationship between two different currencies (e.g., the US dollar and the Indian rupee)

may be highly volatile and vary based on a number of interrelated factors, including the supply of and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the Structured

Investments and the amount the investor would receive at maturity.

A special risk in purchasing Structured Investments relating to one or more foreign currencies is that their liquidity, their value and the amount of principal, interest or other amounts payable on the Structured Investments could be affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders.

There will be no adjustment or change in the terms of those Structured Investments in the event that currency exchange rates should become fixed, in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of any other development affecting the relevant currencies.

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Earn Success with Barclays Capital

Barclays Capital’s Investor Solutions team is dedicated to providing a suite of tailored and innovative solutions to a wide range of financial professionals. We provide opportunities for returns that benefit and make sense for our clients. We deliver practical solutions, including:

All Asset Classes and Structures Under One Roo• fSM.

• Packaging even the most complex ideas into simple and efficient publicly registered products.

• Commitment to our clients: client service is the foundation for our success.

FOREIGN EXCHANGE LINKED INVESTMENT SOLUTIONS

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Additional Information

The following legend shall be applicable solely to the use of this presentation in connection with an SEC-registered offering of a security:

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting

EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., Barclays Wealth or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. or Barclays Wealth sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh

Avenue – Attn: US InvSol Support, New York, NY 10019.

The following disclaimer shall be applicable to the use of this presentation other than in connection with an SEC-registered offering of any securities:

This presentation has been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), for informational purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever,

including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of any transaction will be set out in full in the binding transaction document(s).

This presentation shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments (collectively, the “Products”), which shall be subject to Barclays’

internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or service related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary and is not providing any investment advice or recommendations of any kind. Accordingly, you must independently determine, with your own advisors, the appropriateness for you of any Product. Neither Barclays nor any

affiliate assumes any fiduciary responsibility or accepts any related liability for any consequences, including consequential losses,

arising from the use of this document or reliance on the information contained herein. Barclays does not guarantee the accuracy or completeness of, and provides no assurances with respect to, information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources.

Products of the type described in this presentation may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. Prior to transacting, you should ensure that you fully understand (either on your own or through the use of independent expert advisors) the terms of the transaction and any legal, tax and accounting considerations applicable to you.

Barclays and its affiliates do not provide tax advice and nothing contained in the materials available on this page should be construed to be tax advice. Please be advised that any discussion of US tax matters contained in such materials (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding US tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

The indices referenced in this document that are not in any way affiliated with the Barclays Group and the owners of those indices and their affiliates take no responsibility for any of the content within this document. This document is not sponsored, endorsed,

or promoted by any of these entities or their affiliates and none of these entities make any representation or warranty, express or implied, to any member of the public regarding the accuracy of the information cited in this document.

THESE MATERIALS DO NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO THE PRODUCTS. PRIOR

TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT

AND ANY APPLICABLE RISKS.

© 2010, Barclays Bank PLC. All rights reserved. C SNY323880_FX Linked InvSolutions

CONTACTS

For more information please contact us at:

Phone: +1 212 528 7198

Email: Solutions@barcap.com

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